UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                NOVEMBER 15, 1999

                         COMMISSION FILE NUMBER: 0-13368



                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)



       DELAWARE                               37-1103704
(State or other jurisdiction of        (I.R.S. employer identification No.)
 incorporation or organization)



       1515  CHARLESTON  AVENUE / PO BOX 499,  MATTOON,  ILLINOIS 61938
            (Address and Zip Code of Principal Executive Offices)



                              (217) 234-7454
             (Registrant's telephone number, including area code)






ITEM 5: OTHER EVENTS

     In July 1992, the Company issued 620 shares of Class A, 9.25% convertible preferred stock at a conversion price of $12.37 per share (as adjusted for a two-for-one stock split in May, 1997). These preferred shares were issued in order to acquire Heartland Federal Savings & Loan Association. Effective
November 15, 1999, the Company converted all of these preferred shares which were then outstanding into common shares.







                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FIRST MID-ILLINOIS BANCSHARES, INC.

                                           By:  /S/ WILLIAM S. ROWLAND

                                                William S. Rowland
                                      President and Chief Executive Officer


Date: JANUARY 17, 2000